UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BANCORPSOUTH, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT/OFFERING CIRCULAR, DATED AUGUST 15, 2017

- SUBJECT TO COMPLETION -

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

On July 26, 2017, as part of a plan to effect a corporate entity reorganization, BancorpSouth, Inc., or the “Company,” and its wholly owned bank subsidiary, BancorpSouth Bank, or the “Bank,” entered into an Agreement and Plan of Reorganization, referred to as the “plan of reorganization,” a copy of which, as amended and restated, is attached as Appendix A, pursuant to which the Company will be merged with and into the Bank, with the Bank continuing as the surviving corporation, referred to as the “reorganization.” Before we can complete the reorganization, the Company’s shareholders must approve the plan of reorganization. A special meeting of the Company’s shareholders will be held on [●], 2017 for that purpose.

Pursuant to the plan of reorganization, each share of the Company’s common stock, par value $2.50 per share, issued and outstanding immediately prior to the effective time of the reorganization will be converted into the right to receive one share of the Bank’s common stock, par value $2.50 per share, such that, following the reorganization, the separate corporate existence of the Company will cease and the share ownership of the Company immediately prior to the reorganization will become the share ownership of the Bank following the reorganization. The Bank will assume the Company’s equity-based compensation plans and non-equity performance incentive plan as well as any previously granted and outstanding or accrued awards under these plans. Following the reorganization, outstanding or accrued awards under these plans will remain subject to the same terms and conditions that existed immediately prior to the reorganization. In addition, the Bank will assume and continue all of the Company’s employee benefit plans.

The Company’s board of directors unanimously recommends that the Company’s shareholders vote “FOR” the approval of the plan of reorganization. We look forward to a successful completion of the reorganization and thank you for your prompt attention to this important matter.

James D. Rollins III Chairman and Chief Executive Officer BancorpSouth, Inc.

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF YOUR INVESTMENT.

THIS DOCUMENT CONSTITUTES PART OF AN OFFERING CIRCULAR COVERING SECURITIES THAT ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 3(a)(2) THEREOF. NONE OF THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE MISSISSIPPI DEPARTMENT OF BANKING AND CONSUMER FINANCE OR ANY OTHER FEDERAL OR STATE REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PRELIMINARY PROXY STATEMENT/OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/offering circular is dated [●], 2017 and is first being mailed to the Company’s shareholders on or about [●], 2017.

PRELIMINARY PROXY STATEMENT/OFFERING CIRCULAR, DATED AUGUST 15, 2017

- SUBJECT TO COMPLETION -

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2017

Dear Shareholder:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of BancorpSouth, Inc., a Mississippi corporation (the “Company”), will be held at the Company’s corporate headquarters, Second Floor, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804, on [●], 2017 at 9:00 a.m., local time, for the following purpose:

1.	To approve a proposal to approve the plan of reorganization, which is referred to as the “reorganization proposal.”

The Company will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

The reorganization proposal is described in more detail in the accompanying proxy statement/offering circular, which you should read carefully in its entirety before voting. Only Company shareholders of record at the close of business on [●], 2017 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

Your vote is very important. To ensure your representation at the special meeting, please complete, execute and promptly mail your proxy card in the return envelope enclosed. You may also vote by using the Internet or calling the toll-free number as further described in the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs.

The Company’s board of directors has adopted the plan of reorganization and recommends that you vote “FOR” the reorganization proposal.

By Order of the Board of Directors,

James D. Rollins III Chairman and Chief Executive Officer BancorpSouth, Inc.

Tupelo, Mississippi

[●], 2017

WHERE YOU CAN FIND MORE INFORMATION

The Company is currently required to file annual, quarterly and current reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”). You may read and copy any of the Company’s materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, the Company currently files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from the Company’s investor relations website at http://www.bancorpsouth.investorroom.com. The Bank currently is not required to file reports with the SEC. In connection with the reorganization, it intends to register its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following such registration, it will be subject to the reporting and other requirements of the Exchange Act. In accordance with the Exchange Act and as a bank that is not a member of the Federal Reserve System, the Bank will file certain reports, proxy materials, information statements and other information required by the Exchange Act with the Federal Deposit Insurance Corporation (“FDIC”), copies of which can be inspected and copied at the public reference facilities maintained by the FDIC, at the Public Reference Section, Room F-6043, 550 17th Street, N.W., Washington, DC 20429. Requests for copies may be made by telephone at (202) 898-8913 or by fax at (202) 898-3909. Certain financial and other information filed by the Bank with the FDIC will also be available electronically at the FDIC’s website at http://www.fdic.gov. Following the reorganization, the Bank will maintain the same investor relations website currently used by the Company at http://www.bancorpsouth.investor room.com and will include the Bank’s filings at that location.

None of the information about the Company or the Bank maintained on the Company’s or the Bank’s website is incorporated into this proxy statement/offering circular by reference.

ABOUT THIS PROXY STATEMENT/OFFERING CIRCULAR

Unless the context otherwise requires, throughout this proxy statement/offering circular, the “Company” refers to BancorpSouth, Inc., and the “Bank” refers to the Company’s wholly-owned bank subsidiary, BancorpSouth Bank. Also, we refer to the proposed merger of the Company with and into the Bank as the “reorganization,” and the Agreement and Plan of Reorganization, dated July 26, 2017, by and between the Company and the Bank, as amended and restated on August 15, 2017, as the “plan of reorganization.”

Neither the Company nor the Bank has authorized anyone to give any information or make any representation about the plan of reorganization, the reorganization or the parties thereto that is different from, or in addition to, that contained in this proxy statement/offering circular or in any of the materials that have been incorporated by reference into this proxy statement/offering circular. Therefore, if anyone does give you information of this sort, you should not rely on it.

If you are in a jurisdiction where offers to exchange, purchase or sell, or solicitations of offers to exchange, purchase or sell, the securities offered by this proxy statement/offering circular or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/offering circular does not extend to you. The information contained in this proxy statement/offering circular speaks only as of the date of this document unless the information specifically indicates that another date applies.

The information contained in this proxy statement/offering circular is accurate only as of its date, regardless of the time of delivery of this proxy statement/offering circular. The assets, business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations of the Company or the Bank may have changed since that date.

You should not interpret the contents of this proxy statement/offering circular to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before voting.

PRELIMINARY PROXY STATEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS

OF BANCORPSOUTH, INC.

TO BE HELD ON [●], 2017

PRELIMINARY OFFERING CIRCULAR FOR

BANCORPSOUTH BANK COMMON STOCK

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION AND THE SPECIAL MEETING

The following are answers to certain questions you may have regarding the plan of reorganization, the reorganization and the special meeting. We urge you to read carefully the remainder of this proxy statement/offering circular, including Appendix A, because the information in this section may not provide all the information that might be important to you in determining how to vote.

Q: What is the reorganization?

A: BancorpSouth, Inc. (the “Company”) and its wholly-owned bank subsidiary, BancorpSouth Bank (“the Bank”), have entered into an Amended and Restated Agreement and Plan of Reorganization (the “plan of reorganization”) pursuant to which the Company will be merged with and into the Bank, with the Company’s separate corporate existence ceasing and the Bank continuing as the surviving corporation, referred to herein as the “reorganization.” A copy of the plan of reorganization is attached as Appendix A to this proxy statement/offering circular. In order for us to complete the reorganization, we need not only the approval of the shareholders of the Company but also approval from the FDIC and the Mississippi Department of Banking and Consumer Finance (“MDBCF”). Following the reorganization, it is expected that the shares of the Bank’s common stock will be traded on the New York Stock Exchange (the “NYSE”) under the same ticker symbol currently used by the Company, “BXS.”

Q: What is the purpose of the reorganization?

A: The Company currently operates as the bank holding company of the Bank and conducts substantially all of its business through the Bank. The Company believes that the reorganization will further improve the combined entity’s efficiency by eliminating redundant corporate infrastructure and activities as well as the associated supervision and oversight from the Federal Reserve Board (“FRB”) applicable to registered bank holding companies.

Q: Why am I receiving this proxy statement/offering circular?

A: We are delivering this document to you because it is a proxy statement being used by the Company’s board of directors to solicit proxies of the Company’s shareholders in connection with the approval of the plan of reorganization. To facilitate approval of the plan of reorganization, the Company has called a special meeting of its shareholders, which we refer to as the “special meeting.” This document serves as a proxy statement for the special meeting and describes the proposal to be presented at the special meeting.

This document also serves as the offering circular of the Bank with respect to the issuance of shares of the Bank’s common stock to the Company’s shareholders upon completion of the reorganization as more fully described herein.

This proxy statement/offering circular contains important information about the reorganization proposal being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without having to attend the special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q: What will Company shareholders receive in the reorganization?

A: If the plan of reorganization is approved and the reorganization is subsequently completed, then, at the effective time of the reorganization, each share of Company Stock, par value $2.50 per share (“Company Stock”), outstanding immediately prior to the effective time of the reorganization will be automatically converted into the right to receive one share of Bank common stock, par value $2.50 per share (“Bank Stock”). Any fraction of a share of Company Stock will also be automatically converted into the right to receive the same fraction of a share of Bank Stock. Accordingly, following the completion of the reorganization, shares of Bank Stock will be owned directly by the Company’s shareholders in the same proportion as their ownership of shares of Company Stock immediately prior to the reorganization.

For more information regarding the procedures by which you may obtain a certificate representing an equivalent number of shares of Bank Stock or shares of Bank Stock in book-entry form, see “—Should I send in my stock certificates now?” and “The Reorganization and Plan of Reorganization—Effects of the Reorganization—Conversion of Company Stock into Right to Receive Bank Stock.”

Q: Will the Bank assume the Company’s restricted stock, performance share, stock option and other benefit plans?

A: Yes. The Bank will assume and continue all of the Company’s restricted stock, performance share, stock option and stock incentive plans and will also assume all stock-based awards that were granted by the Company and that are outstanding under those plans. As a result, each of the Company’s outstanding stock-based awards will be converted into similar stock-based awards that cover the same number of shares of the Bank’s Stock, and with the same terms and conditions, including the same vesting, exercisability and other restrictions, which will not be affected by the reorganization. The Bank will also assume the Company’s non-equity performance incentive plan as well as any non-equity performance awards that are outstanding. In addition, the Bank will assume all of the Company’s employee benefit plans, including retirement, profit sharing, health and welfare plans and fringe benefit arrangements for its employees.

Q: Will the Bank assume the Company’s change in control agreements with its officers?

A: Yes. The Bank will assume the Company’s obligations under the change in control agreements it has with its key officers, and these officers will continue to be subject to the obligations and restrictive covenants included in the agreements.

Q: Will the reorganization result in payments to its key officers under the Company’s change in control agreements?

A: No. The reorganization is not a “change in control” as defined in the change in control agreements that the Company maintains with its key officers. No payments will be due under those agreements as a result of the reorganization.

Q: Will the Bank keep the same stock exchange listing as the Company?

A: It is expected that, following the completion of the reorganization, the Bank’s common stock will be listed on the NYSE under the same ticker symbol currently used by the Company, “BXS.”

Q: Will the Bank have the same management?

A: After the reorganization, the Bank will have the same directors, with the same terms of service, as the Company had immediately prior to the reorganization. Officers of the Company immediately prior to the reorganization will hold the same positions and titles with the Bank following the reorganization.

Q: What are Company shareholders being asked to vote on and why is this approval necessary?

A: Company shareholders are being asked to approve a proposal to approve the plan of reorganization, which is referred to as the “reorganization proposal.” Shareholder approval of the reorganization proposal is required for completion of the reorganization. The Company will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

Q: What if I return a proxy card but do not make a specific choice regarding the reorganization proposal?

A: Properly completed and returned proxies will be voted as instructed on the proxy card. If you are a shareholder of record and return the proxy card without marking a voting selection, your shares will be voted “FOR” the reorganization proposal. The board of directors is presently unaware of any other matter that may be presented for action at the special meeting. If any other matter does properly come before the special meeting, the board of directors intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Q: If my broker holds my shares in “street name,” will my broker automatically vote my shares for me?

A: No. If your shares are held in “street name” in a stock brokerage account or by a bank or other agent as your nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other agent. Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the special meeting unless you provide a legal “proxy,” which you must obtain from your broker, bank or other agent.

Q: What if I fail to instruct my broker to vote my shares?

A: If you fail to instruct your broker, bank or other agent to vote your shares held in “street name,” then the broker, bank or other agent may not submit an unvoted proxy as to your shares. Your shares will not be counted as shares that are present at the special meeting and entitled to vote for purposes of determining the presence of a quorum. In addition, your shares will not be counted as votes cast and, therefore, will not have any effect on the voting for the reorganization proposal.

Q: How does the Company’s board of directors recommend that shareholders vote at the special meeting?

A: The Company’s board of directors unanimously recommends that shareholders vote “FOR” the reorganization proposal.

Q: What do I need to do now?

A: After you have carefully read this document, including Appendix A and any other documents to which this proxy statement/offering circular refers, indicate on your proxy card how you want your shares to be voted. Then date, sign and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting whether or not you attend.

Alternatively, you may vote through the Internet or by telephone. To submit a proxy to vote by Internet, access the website www.envisionreports.com/bxs, enter the 15-digit control number found on the enclosed proxy card and follow the instructions on the website. To submit a proxy to vote by telephone, call toll free 1-800-652-8683, enter the 15-digit control number on the enclosed proxy card and follow the instructions. A proxy to vote by Internet or telephone may be submitted at any time until 2:00 a.m. (Central Time) on [●], 2017, and either method should only require a few minutes to complete.

Q: Can I attend the special meeting and vote my shares in person?

A: Yes. All shareholders are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting whether or not they have previously executed a proxy card. If a broker, bank or other agent holds your shares in street name, then you are not the shareholder of record, and you must ask your broker, bank or other agent how you can vote your shares at the special meeting.

Q: Can I change my vote after I return my proxy card?

A: Yes. If you are the record holder of your shares, you may revoke your proxy in any one of three ways: (1) you may submit another properly completed proxy card bearing a later date which is received prior to the special meeting; (2) you may send a written notice which is received prior to the special meeting that you are revoking your proxy to: BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804, Attention: Corporate Secretary; or (3) you may attend the special meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the special meeting will not, by itself, revoke your proxy.

If your shares are held of record by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Q: Will I be entitled to dissenters’ rights?

A: No. The Company is a Mississippi corporation that is governed by the Mississippi Business Corporation Act (the “MBCA”). In accordance with Section 79-4-13.02(b)(2)(i) of the MBCA, the Company’s shareholders are not entitled to appraisal or dissenters’ or rights in connection with the reorganization, as the Company’s shares are listed on the NYSE.

Q: Should I send in my stock certificates now?

A: No, please do not send your Company stock certificates with your proxy card. After the completion of the reorganization, Computershare, Inc., the Company’s registrar and transfer agent (“Computershare”), will mail transmittal materials and instructions (“Transmittal Materials”) to those record holders of Company Stock whose shares are represented either in whole or in part by a stock certificate or certificates (each, a “Company Certificate”). The Transmittal Materials will describe how these record holders may submit to Computershare their Transmittal Materials and their Company Certificates. Company shareholders holding Company Certificates must deliver to Computershare properly completed and executed Transmittal Materials, including any Company Certificates, to receive a certificate representing an equivalent number of shares of Bank Stock or shares of Bank Stock in book-entry form. Upon the receipt of such properly completed and executed Transmittal Materials, including any Company Certificates, Computershare will issue to these record holders a certificate representing an equivalent number of shares of Bank Stock or will credit the accounts of these record holders with an equivalent number of shares of Bank Stock in book-entry form, as elected by record holders in their Transmittal Materials.

Record holders of Company Stock whose shares are held only in book-entry form will not receive Transmittal Materials from Computershare. The book-entry shares owned by these record holders will be automatically converted into an equivalent number of shares of Bank Stock in book-entry form, and their accounts will be credited accordingly.

Q: When do you expect the reorganization to be completed?

A: The Company currently expects to complete the reorganization late in the third quarter or in the fourth quarter of 2017, assuming all of the conditions to completion of the reorganization have been satisfied, although neither the Company nor the Bank can provide any assurances that the reorganization will close timely or at all.

Q: Will I be able to sell the shares of Bank Stock that I receive in the reorganization?

A: Yes. The shares of Bank Stock to be issued in the reorganization will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but they are exempt from the registration requirements under

Section 3(a)(2) and Section 18 of the Securities Act and therefore may be resold without restriction. However, directors and certain officers of the Bank will be subject to restrictions after the reorganization that may preclude them from trading at certain times.

Q: What will happen if the reorganization proposal is not approved by the shareholders at the special meeting?

A: If the shareholders do not approve the reorganization proposal, the Company and the Bank will likely terminate the plan of reorganization. The Company expects that it would continue to operate in its current holding company structure, rather than in the simpler structure that is being proposed. In that case, the Company would likely continue to incur certain costs, such as administrative costs, that could potentially be avoided if the reorganization were completed and the structure simplified.

Q: Whom should I call with questions?

A: If you have any questions concerning the reorganization or this proxy statement/offering circular, would like additional copies of this proxy statement/offering circular, or need help voting your shares of Company Stock , please write to the following address or call the following telephone number: BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804, Attention: Corporate Secretary or (662) 680-2000.

SUMMARY

This summary highlights selected information included in this document and does not contain all of the information that may be important to you in deciding how to vote. You should read this entire proxy statement/offering circular, including Appendix A, and the other documents to which this document refers before you decide how to vote with respect to the plan of reorganization. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Reorganization

In the reorganization, the Company will be merged with and into the Bank, with the Company’s separate corporate existence ceasing and the Bank continuing as the surviving corporation. The terms and conditions of the reorganization are contained in the plan of reorganization, a copy of which is attached to this document as Appendix A. We encourage you to read that agreement carefully.

Parties to the Reorganization (page [●])

BancorpSouth, Inc., a Mississippi corporation, is the parent bank holding company for BancorpSouth Bank, a Mississippi state banking corporation. Company Stock currently trades on the NYSE under the symbol “BXS.” At June 30, 2017, the Company had consolidated total assets of approximately $14.8 billion, total deposits of approximately $11.9 billion and total common shareholders’ equity of approximately $1.7 billion.

The Bank conducts general commercial banking, trust and insurance business through 234 offices located in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee, Texas and Illinois. The Bank and its subsidiaries provide a range of financial services to individuals and small-to-medium size businesses. The Bank also operates an insurance agency subsidiary which engages in sales of insurance products. The Bank’s wealth management department offers a variety of services, including investment brokerage services, personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions. All of the Bank’s assets are located in the United States and substantially all of its revenue is generated from external customers living within the United States.

The Company and the Bank share a principal office located at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804, and the telephone number at the principal office is (662) 680-2000.

Effects of the Reorganization (page [●])

Conversion of Company Stock into Right to Receive Bank Stock. If the plan of reorganization is approved and the reorganization is subsequently completed, at the effective time of the reorganization, the outstanding shares of Company Stock will be converted into the right to receive one validly issued, fully paid, and nonassessable share of Bank Stock. Any fraction of a share of Company Stock will also be converted into the right to receive the same fraction of a share of Bank Stock. Accordingly, following the completion of the reorganization, shares of Bank Stock will be owned directly by the Company’s shareholders in the same proportion as their ownership of shares of Company Stock immediately prior to the reorganization.

Procedures to Receive Bank Stock. After the completion of the reorganization, Computershare, Inc. will mail Transmittal Materials to those record holders of Company Stock whose shares are represented either in whole or in part by a Company Certificate or Company Certificates. The Transmittal Materials will describe how these record holders may submit to Computershare their Company Certificates. Company shareholders holding Company Certificates must deliver to Computershare properly completed and executed Transmittal Materials, including any Company Certificates, to receive a certificate representing an equivalent number of shares of Bank Stock or shares of Bank Stock in book-entry form. Upon the receipt of such properly completed and executed Transmittal Materials, including any Company Certificates, Computershare will issue to these record holders a certificate representing an equivalent number of shares of Bank Stock or will credit the accounts of these record holders with an equivalent number of shares of Bank Stock in book-entry form, as elected by record holders in their Transmittal Materials.

Record holders of Company Stock whose shares are held only in book-entry form will not receive Transmittal Materials from Computershare. The book-entry shares owned by these record holders will be automatically converted into an equivalent number of shares of Bank Stock in book-entry form, and their accounts will be credited accordingly.

Assumption of Equity-Based Plans and Awards, Non-Equity Performance Incentive Plan and Awards, and Employee Benefit Plans. The Bank will assume and continue all of the Company’s restricted stock, performance share, stock option and stock incentive plans and will also assume all stock- based awards that were granted by the Company and that are outstanding under those plans. As a result, each of the Company’s outstanding stock-based awards will be converted into similar stock-based awards that cover the same number of shares of the Bank’s Stock, and with the same terms and conditions, including the same vesting, exercisability and other restrictions, which will not be affected by the reorganization. The Bank will also assume the Company’s non-equity performance incentive plan as well as any non-equity performance awards that are outstanding or accrued under this plan. In addition, the Bank will assume all of the Company’s employee benefit plans, including retirement, profit sharing, health and welfare plans and fringe benefit arrangements for its employees.

Assumption of Change in Control Awards. The Bank will assume the Company’s obligations under its change in control agreements with key officers, and the key officers will continue to be subject to the obligations and restrictive covenants included in the agreements. The reorganization is not a “change in control” under these agreements. No payments will be due under those agreements as a result of the reorganization.

Management and Operations After the Reorganization. After completion of the reorganization, the business of the Bank will remain unchanged. The Bank will continue to have the same directors, with the same terms of service, after the reorganization as the Company had immediately prior thereto. Officers of the Company immediately prior to the reorganization will hold the same positions and titles with the Bank following the reorganization, and it is expected that the employees of the Bank will continue in their respective capacities. The offices and other business premises of the Bank will likewise continue to be occupied by the Bank.

The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Bank will be substantially similar to the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company as in effect immediately prior to the time of the reorganization. Immediately following the reorganization, the Bank will have the same outstanding capital stock with the same rights and privileges as the outstanding capital stock of the Company immediately prior to the reorganization. Immediately after the reorganization, the Bank will have substantially the same consolidated assets, liabilities and shareholders’ equity as the Company.

After the reorganization, the Bank’s board of directors will have the same corporate governance and oversight committees, including the Nominating and Governance Committee, the Audit Committee, the Executive Compensation and Stock Incentive Committee, and the Risk Management Committee, as the Company’s board of directors had immediately prior to the reorganization, including the same committee charters and committee chairmen as were in place prior to the reorganization.

The Bank will continue to be subject to regulation by the MDBCF and the FDIC. The Company is currently subject to regulation by the FRB; following the reorganization, the Bank will not be subject to FRB regulation (except such regulations as are made applicable to the Bank by law and regulations of the FDIC).

Recommendation of the Company’s Board of Directors (page [●])

After careful consideration, the Company’s board of directors determined that the plan of reorganization and the transactions contemplated by the plan of reorganization, constituting the reorganization, are fair, advisable and in the best interests of the Company and its shareholders and adopted the plan of reorganization. The Company’s board of directors recommends that you vote “FOR” the reorganization proposal. For the factors considered by the Company’s board of directors in reaching its decision to adopt the plan of reorganization, see “The Reorganization and Plan of Reorganization — The Company’s Reasons for the Reorganization; Recommendation of the Company’s Board of Directors” on page [●].

Special Meeting of Shareholders (page [●])

The Company will hold a special meeting of its shareholders on [●], 2017, at 9:00 a.m., local time, at the Company’s corporate headquarters, Second Floor, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. At the special meeting, shareholders will be asked to vote to approve the reorganization proposal. Shareholder approval of the reorganization proposal is required to complete the reorganization. The Company will not transact any business at the special meeting other than to conduct a shareholder vote on the reorganizational proposal, except for business properly brought before the special meeting or any adjournment or postponement thereof.

You may vote at the special meeting if you owned shares of Company Stock at the close of business on the record date, [●], 2017. On that date, there were [●] shares of Company Stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company Stock you owned on the record date.

Holders of at least a majority of the outstanding shares of the Company’s common stock must be present, in person or by properly executed proxy, to constitute a quorum at the special meeting. Abstentions will be counted for the purpose of determining whether a quorum is present at the special meeting. If a quorum is present, the reorganization proposal will be approved if the votes cast “FOR” the reorganization proposal exceed the sum of the votes cast “AGAINST” the reorganization proposal plus all votes to “ABSTAIN.”

Even if you expect to attend the special meeting, the Company recommends that you promptly complete and return your proxy card in the enclosed return envelope or vote by Internet or telephone.

Interests of Company Executive Officers and Directors in the Reorganization (page [●])

The executive officers and directors of the Company will hold the same offices with the Bank after the reorganization as they held with the Company prior to the reorganization, and will continue to be entitled to the same compensation and equity-based and other incentive awards as they were immediately prior to the reorganization. As such, other than their interests as Company shareholders, the executive officers and directors of the Company do not have any material interests in the reorganization.

Material United States Federal Income Tax Consequences of the Reorganization (page [●])

The Company and the Bank intend that the reorganization be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for United States federal income tax purposes. It is expected that, for United States federal income tax purposes, you generally will not recognize any gain or loss with respect to the conversion of your shares of Company Stock to shares of Bank Stock in the reorganization.

You should read “Material United States Federal Income Tax Consequences of the Reorganization” on page [●] for a more complete discussion of the federal income tax consequences of the reorganization. Tax matters can be complicated and the tax consequences of the reorganization to you will depend on your particular tax situation and could vary from the general consequences described above. We strongly recommend that you consult your tax advisor to fully understand the tax consequences of the reorganization to you.

Regulatory Approvals Required for the Reorganization (page [●])

To complete the reorganization, the Company must receive the prior approval of the FDIC and the MDBCF. The applications for approval of the reorganization were filed with the FDIC on [●], 2017 and with the MDBCF on

[●], 2017. In addition, the Company and the Bank will file articles of merger with the MDBCF and the Mississippi Secretary of State, and the Company and the Bank will comply with any obligations to make filings with the SEC and the FDIC relating to the merger and reorganization under the Securities Act and the Exchange Act.

Conditions to the Reorganization (page [●])

Completion of the reorganization depends on a number of conditions being satisfied or waived, including the following:

•	approval of the plan of reorganization by the Company’s shareholders;

•	all required regulatory approvals must have been obtained and remain in full force and all statutory waiting periods must have expired or been terminated;

•	all required and advisable third-party consents must have been obtained;

•	the shares of Bank Stock must have been registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the shares of Bank Stock must have been authorized for listing on the NYSE; and

•	the completion of the reorganization must not be illegal or otherwise prohibited and no order, statute, law, regulation, judgment or restraining order preventing the completion of the reorganization shall be in effect.

Neither the Company nor the Bank can guarantee that the conditions to the reorganization will be satisfied or waived or that the reorganization will be completed in a timely manner or at all.

Termination of the Plan of Reorganization (page [●])

Pursuant to its terms, at any time prior to the completion of the reorganization, the plan of reorganization may be terminated and the reorganization abandoned for any reason by resolution of either of the Company’s or the Bank’s board of directors.

Description of Bank Capital Stock and Comparison of Shareholders’ Rights (page [●])

The rights of Company shareholders who become Bank shareholders as a result of the reorganization will continue to be governed by Mississippi law. After the reorganization is completed, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Bank, rather than the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, will govern your rights as a Bank shareholder. The material differences between these organizational documents and the rights of shareholders of the Company and shareholders of the Bank, as well as a description of the Bank Stock to be issued in the reorganization, are set forth in more detail under the section “Description of Bank Capital Stock and Comparison of Shareholders’ Rights” beginning on page [●].

RISK FACTORS

By approving the reorganization, at the effective time, Company shareholders will receive Bank Stock in place of their Company Stock, and as a result, will be investing in Bank Stock . An investment in the Bank’s common stock in connection with the reorganization involves risks. The following risks and other information in this document should be carefully considered before deciding how to vote your shares. These risks may adversely affect the Bank’s financial condition, results of operations or liquidity. Many of these risks are beyond the Bank’s control, though efforts are made to manage those risks while optimizing financial results. These risks are not the only ones the Bank faces. Additional risks and uncertainties that the Bank is not aware of or that it currently deems immaterial may also materially and adversely affect its business and operation.

Because the operations of the Company are conducted through the Bank, the risks faced by the Bank are substantially the same as those faced by the Company.

For a description of such risks, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 which was filed with the SEC on February 27, 2017 and which is incorporated herein by reference. In addition, risks that are specific to the reorganization and/or the Bank are described below.

The reorganization is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the Bank.

Before the reorganization may be completed, various approvals or consents must be obtained from federal and state governmental entities. These governmental entities may impose conditions on the completion of the reorganization or require changes to the terms of the reorganization. Although the Company does not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the reorganization or imposing additional costs on or limiting the revenues of the Bank following the reorganization, any of which might have a material adverse effect on the Bank following the reorganization. For more information, see “The Reorganization and Plan of Reorganization – Regulatory Approvals Required for the Reorganization” beginning on page [●].

The reorganization may fail to qualify as a reorganization for federal tax purposes, resulting in your recognition of taxable gain or loss in respect of your shares of Company Stock.

The Company and the Bank intend the reorganization to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Although the Internal Revenue Service (“IRS”) will not provide a ruling on the matter, the Company will, as a condition to closing, obtain satisfactory evidence that the reorganization will constitute a “reorganization” under Code Section 368(a) for federal income tax purposes. If the reorganization fails to qualify as such a reorganization, Company shareholders generally would recognize gain or loss on each share of Company Stock surrendered in an amount equal to the difference between such shareholders’ adjusted tax basis in that share and the fair market value of one share of the Bank Stock received in exchange for that share upon completion of the reorganization.

There can be no assurance that Central Community Corporation (“CCC”) or Ouachita Bancshares Corp. (“OIB”) will agree to amend their merger agreements with the Company in order to change the consideration under such agreements from Company Stock to Bank Stock.

The Company has entered into definitive merger agreements with each of CCC and OIB pursuant to which the Company would acquire both CCC and OIB. As merger consideration in the merger with CCC, the Company agreed to issue approximately 7,250,000 shares of its common stock plus $28.5 million in cash for all of the outstanding shares of CCC’s capital stock, subject to certain conditions and potential adjustments. As merger consideration in the merger with OIB, the Company agreed to issue approximately 3,675,000 shares of its common stock plus $22.875 million in cash for all outstanding shares of OIB’s capital stock, subject to certain conditions and potential adjustments. For the most recent information regarding the status of the mergers with

CCC and OIB, see the Current Report on Form 8-K that the Company filed with the SEC on October 14, 2016 which is incorporated by reference herein.

If, as expected, the reorganization is completed before the mergers with CCC and OIB are completed, then there can be no assurance that either or both of CCC and OIB would be willing to amend their respective merger agreement to change the equity component of the merger consideration from Company Stock to Bank Stock. If either or both of CCC and OIB are unwilling to amend their merger agreement, then the Company may be unable to complete one or both of the mergers. Alternatively, the need to change the equity component of the merger consideration could lead to additional negotiation between the parties which could in turn result in a material delay in the Bank’s ability to complete one or both of the mergers. If CCC or OIB are unwilling to amend their merger agreement to accept Bank Stock instead of Company Stock or if the need to change the equity component of the merger consideration leads to additional negotiation between the parties, (i) the mergers may be significantly delayed or abandoned, (ii) the Bank may not realize the anticipated benefits and cost savings associated with each of the mergers and (iii) the Bank will have incurred a substantial amount of expenses in connection with its efforts to complete the mergers.

The Bank may need to raise additional capital in the future to continue to grow, but that capital may not be available when needed.

Federal and state bank regulators require the Bank to maintain adequate levels of capital to support operations. At June 30, 2017, the Bank’s regulatory capital ratios were at “well-capitalized” levels under regulatory guidelines. However, the Bank’s business strategy calls for continued growth in its existing banking markets (through currently operating offices, opening additional offices and making additional acquisitions) and to expand into new markets as appropriate opportunities arise. Growth in assets at rates in excess of the rate at which the Bank’s capital is increased through retained earnings will reduce its capital ratios unless it continues to increase capital through external sources. If the Bank’s capital ratios were to fall below “well-capitalized” levels, the FDIC insurance assessment rate would increase until capital is restored and maintained at a “well-capitalized” level. Additionally, should the Bank’s capital ratios fall below “well-capitalized” levels, certain funding sources could become more costly or could cease to be available to the Bank until such time as capital is restored and maintained at a “well-capitalized” level. A higher assessment rate resulting in an increase in FDIC insurance premiums, increased cost of funding or loss of funding sources could have an adverse effect on the Bank’s financial condition, results of operations and liquidity.

The Bank may need to raise additional capital in the future to provide it with sufficient capital resources and liquidity to meet its commitments and business needs. Prior to the reorganization, the Company was able to raise capital and contribute the proceeds to the Bank as its subsidiary; following the reorganization, the Bank will have no holding company on which to rely for funding. Because the Bank will be a publicly traded company, a likely source of additional funds is the capital markets, accomplished generally through the issuance of equity, including common stock, preferred stock, warrants, depository shares, stock purchase contracts or stock purchase units, and the issuance of senior debt or subordinated debt. The Bank’s ability to raise additional capital, including senior debt or subordinated debt, if needed, will depend, among other things, on conditions in the equity and/or debt markets at that time, which are outside of its control, and its financial performance. Other than common stock, any issuance of equity or debt by the Bank will require the prior approval of the MDBCF, and may be accompanied by time delays associated with obtaining such approval. If market conditions change during any time delays associated with obtaining regulatory approval, the Bank may not be able to issue equity or debt on as favorable terms as were contemplated at the time of commencement of the process, or at all.

The Bank cannot assure you that access to such external capital and liquidity sources will be available to it on acceptable terms or at all. Any occurrence that may limit its access to the capital markets, such as a decline in the confidence of our depositors or counterparties participating in the capital markets, may materially and adversely affect its capital costs and its ability to raise capital and, in turn, its liquidity. If the Bank cannot raise additional capital when needed, its ability to expand through internal growth or acquisitions or to continue operations could be impaired.

The price of the Bank’s common stock will be affected by a variety of factors, many of which are outside the Bank’s control.

Stock price volatility may make it more difficult for investors to sell shares of the Bank’s common stock at times and prices they find attractive. The Bank’s common stock price may fluctuate significantly in response to a variety of factors, including, among other things:

•	actual or anticipated variations in quarterly results of operations;

•	recommendations or changes in recommendations by securities analysts;

•	operating and stock price performance of other financial services companies that investors deem comparable to the Bank;

•	news reports relating to trends, concerns and other issues in the financial services industry;

•	perceptions in the marketplace about the Bank and/or its competitors;

•	new technology used, or services offered, by competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving the Bank or its competitors; and

•	changes in governmental regulations.

General market fluctuations, industry factors and general economic and political conditions and events such as economic slowdowns, expected or actual interest rate changes, credit loss trends and various other factors and events could adversely affect the price of the Bank’s common stock.

The Bank cannot guarantee that it will pay dividends to common shareholders in the future.

The Bank’s shareholders are only entitled to receive dividends on its common stock as the Bank’s board of directors may declare out of funds legally available for such payments. Although the Company has historically declared such dividends, the Bank is not required to do so and may reduce or eliminate its common stock dividend in the future. The Bank’s ability to pay dividends to its shareholders is subject to the restrictions set forth in Mississippi law, as well as by the Federal Deposit Insurance Corporation (“FDIC”). There can be no assurance that the Bank will pay dividends to its common shareholders in the future.

The Bank’s common stock trading volume may not provide adequate liquidity for investors.

Although shares of the Bank’s common stock are expected to be listed on the NYSE, the average daily trading volume in the common stock may be less than that of larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of a sufficient number of willing buyers and sellers of the common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which the Bank has no control. Significant sales of the Bank’s common stock in a brief period of time, or the expectation of these sales, could adversely affect the liquidity of the common stock in the marketplace and/or cause a decline in the price of the common stock.

Future issuances of additional equity securities could result in dilution of existing shareholders’ equity ownership and may adversely affect the market price of the Bank’s stock.

In connection with the reorganization, the Bank will assume all of the obligations of the Company with respect to outstanding equity-based awards under the Company’s employee and director equity-based incentive plans. In the future the Bank may grant additional restricted stock awards or other equity-based awards to retain, compensate and/or motivate its employees and directors. Further, in connection with the Bank’s growth strategy, it may in the future issue shares of its common stock to acquire additional banks, bank holding companies, and/or other businesses related to the financial services industry, as is the case with the CCC and OIB transactions. Resales of substantial amounts of common stock in the public market and the potential of such sales could adversely affect the prevailing market price of the Bank’s common stock and impair its ability to raise additional capital through the sale of equity securities. These assumed obligations and potential future issuances of the Bank’s securities may dilute the voting and economic interests of existing shareholders.

The Bank’s common stock is not an insured deposit.

Shares of the Bank’s common stock are not a bank deposit and, therefore, losses in value are not insured by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in shares of the Bank’s common stock is inherently risky for the reasons described in this “Risk Factors” section of this proxy statement/offering circular and in the section captioned “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 which was filed with the SEC on February 27, 2017, and is subject to the same market forces and investment risks that affect the price of common stock in any other publicly traded company, including the possible loss of some or all principal invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement/offering circular may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, but are not limited to, statements about the financial condition, results of operations and business of the Company and the Bank; the benefits of the reorganization, including future financial and operating results and cost savings that may be realized from the reorganization; the respective plans, objectives, expectations and intentions of the Company or the Bank; and other statements that are not historical facts. These forward-looking statements are based on current beliefs and expectations of the parties’ management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the parties’ control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, including the risks and uncertainties listed in “Risk Factors” beginning on page [●] of this proxy statement/offering circular, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	higher than expected costs and expenses incurred in connection with the reorganization;

•	the cost savings from the reorganization may not be fully realized, may take longer to realize than expected or may not be realized at all;

•	disruptions to the businesses of the Company and the Bank as a result of the announcement and pendency of the reorganization;

•	regulatory approvals of the reorganization may not be obtained, or adverse conditions may be imposed in connection with regulatory approvals of the reorganization;

•	the outcome of any legal proceeding related to the reorganization that may be instituted against the Company or the Bank; and

•	material adverse changes in the Company’s or the Bank’s operations or earnings.

All subsequent written and oral forward-looking statements concerning the reorganization or other matters attributable to either the Company or the Bank or any person acting on the Company’s or the Bank’s behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements speak only as of the date that they were made, and, except as required by law, neither the Company nor the Bank undertakes any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this proxy statement/offering circular.

SPECIAL MEETING OF SHAREHOLDERS

The Company is mailing this proxy statement/offering circular to you, as a shareholder of the Company, on or about [●], 2017. With this document, the Company is sending you a notice of the Company’s special meeting of shareholders and a form of proxy that is solicited by the Company’s board of directors. The special meeting will be held on [●], 2017 at 9:00 a.m., local time, at the Company’s corporate headquarters, Second Floor, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804.

Matter to be Considered

At the special meeting, shareholders will be asked to approve a proposal to approve the plan of reorganization, which is referred to as the “reorganization proposal.”

Proxy Card, Revocation of Proxy

You should complete and return the proxy card accompanying this document to ensure that your vote is counted at the special meeting of shareholders, regardless of whether you plan to attend. If you are the record holder of your Company shares, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy card bearing a later date which is received prior to the special meeting;

•	you may send a written notice which is received prior to the special meeting that you are revoking your proxy to: BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804, Attention: Corporate Secretary; or

•	you may attend the special meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the special meeting will not, by itself, revoke your proxy.

If your shares are held by your broker in “street name,” you should follow the instructions you receive from your broker in order to direct your broker how to vote and you should also follow the instructions of your broker regarding revocation of proxies.

All shares represented by valid proxies that are not revoked will be voted in accordance with your instructions on the proxy card. If you sign your proxy card, but make no specification on the card as to how you want your shares voted, your proxy card will be voted “FOR” approval of the reorganization proposal. The board of directors is presently unaware of any other matter that may be presented for action at the special meeting of shareholders. If any other matter does properly come before the special meeting, the board of directors intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Solicitation of Proxies

The solicitation of proxies is being made by the Company primarily by mail, but may also be made in person or by telephone, facsimile or email, by certain of our directors, officers and employees. No additional compensation will be paid to those individuals for any such services. We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares.

Record Date

The close of business on [●], 2017 has been fixed as the record date for determining the Company’s shareholders entitled to receive notice of and to vote at the special meeting of shareholders. As of the close of business on the record date, [●] shares of the Company’s common stock were issued and outstanding and entitled to vote at the special meeting.

Quorum Requirement, Required Votes and Counting of Votes

Holders of at least a majority of the outstanding shares of the Company’s common stock must be present, in person or by properly executed proxy, to constitute a quorum at the special meeting. Abstentions will be counted for the purpose of determining whether a quorum is present at the special meeting.

If a quorum is present, the reorganization proposal will be approved if the votes cast “FOR” the reorganization proposal exceed the sum of the votes cast “AGAINST” the reorganization proposal plus all votes to “ABSTAIN.”

Votes will be counted by the inspector of election appointed for the special meeting.

Reorganization Proposal

As discussed throughout this proxy statement/offering circular, the Company is asking its shareholders to approve the reorganization proposal. Holders of Company Stock should carefully read this document in its entirety for more detailed information concerning the proposed reorganization. In particular, holders of Company Stock are directed to the plan of reorganization, a copy of which is attached as Appendix A to this document and incorporated into this document by reference.

The Company’s board of directors has determined that the plan of reorganization and the transactions contemplated by the plan of reorganization, including the reorganization, are fair, advisable and in the best interests of the Company and its shareholders, and has adopted the plan of reorganization and the transactions contemplated by the plan of reorganization.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REORGANIZATION PROPOSAL.

Other Matters to Come Before the Special Meeting

No other matters are intended to be brought before the special meeting by the Company, and the Company does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their best judgment on any such matter.

THE REORGANIZATION AND PLAN OF REORGANIZATION

The description of the reorganization and the plan of reorganization contained in this proxy statement/offering circular describes what we believe are the material effects of the reorganization and the material terms of the plan of reorganization. This summary description, however, is qualified in its entirety by reference to the plan of reorganization, which is attached to this proxy statement/offering circular as Appendix A and incorporated herein by reference.

General

The plan of reorganization provides for the merger of the Company with and into the Bank, with the Company’s separate corporate existence ceasing at the effective time of the reorganization, and the Bank continuing as the surviving corporation. If the Company’s shareholders approve the plan of reorganization at the special meeting, and if the required regulatory approvals are obtained and the other conditions to the parties’ obligations to effect the reorganization are met or waived (to the extent permitted by law), we anticipate that the reorganization will be completed late in third quarter or in the fourth quarter of 2017, although neither the Company nor the Bank can provide any assurances that the reorganization will close timely or at all.

The Company’s Reasons for the Reorganization; Recommendation of the Company’s Board of Directors

The Company’s board of directors believes that the reorganization, on the terms and conditions set forth in the plan of reorganization, is fair, advisable and in the best interests of the Company and its shareholders. Accordingly, the Company’s board of directors has adopted the plan of reorganization and the transactions contemplated thereby, including the reorganization, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the plan of reorganization and the transactions contemplated thereby.

The Company’s board of directors, prior to and in reaching its decision to adopt the plan of reorganization and the transactions contemplated thereby and to recommend that the Company’s shareholders approve the plan of reorganization and the transactions contemplated thereby, consulted with the Company’s management and advisors and considered a variety of potential positive factors, potential risks and potential negative factors relating to the reorganization, including, without limitation or in any particular order of importance, the following:

•	the reorganization is expected to lead to managerial, operational and administrative cost savings and efficiencies associated with the elimination of redundant activities, including but not limited to, simplified financial reporting (consolidated accounting), elimination of regulatory oversight by the FRB with respect to bank holding company activities, decreased SEC registration fees as the Bank’s stock is exempt from registration under the Securities Act, and consolidation of governance and organizational structure, including Company/Bank policies and procedures, risk management, and the elimination of dual boards of directors and joint board meetings;

•	certain transactions by the Bank will be subject to MDBCF regulatory review or approval, including but not limited to, increases or reduction in authorized shares of stock, issuance of preferred stock, issuance or retirement of debt instruments (including capital notes and debentures), reduction in the amount or redemption of any part of its common or preferred capital stock, and the conduct of certain types of activities that are incidental or closely related to banking;

•	the possibility of delays in accessing the capital markets for the issuance of equity (other than common stock) or debt securities associated with seeking the prior approval of the MDBCF;

•	the expectation that the merger of the Company into the Bank, with the Bank continuing as the surviving entity, would qualify as a “reorganization” for United States federal income tax purposes; and

•	the regulatory and other approvals required in connection with the reorganization and the likelihood that the approvals needed to complete the reorganization would be obtained without unacceptable conditions.

The Board considered the consequences of the reorganization under the regulatory scheme described above and concluded that the bank regulatory requirements applicable to the Bank following the reorganization would not materially restrict future business activity which the Bank is likely to pursue.

The foregoing discussion of the factors considered by the Company’s board of directors is not intended to be exhaustive, but rather a summary of the material factors considered by the board of directors. In reaching its decision to approve and adopt the plan of reorganization, the board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The board of directors considered the various factors as a whole, including discussions with, and questioning of, management and the Company’s advisors, and overall considered the factors to be favorable to, and to support, its determination.

The foregoing discussion of the information and factors considered by the board of directors is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Note Regarding Forward-Looking Statements” on page [●].

Effects of the Reorganization

Conversion of Company Stock into Right to Receive Bank Stock. Immediately after the effective time of the reorganization, each share of Company Stock outstanding immediately prior to the effective time of the reorganization will be automatically converted into the right to receive one share of Bank Stock. Any fraction of a share of Company Stock will also be automatically converted into the right to receive the same fraction of a share of Bank Stock. Accordingly, following the completion of the reorganization, shares of Bank Stock will be owned directly by the Company’s shareholders in the same proportion as their ownership of shares of Company Stock immediately prior to the reorganization.

Procedures to Receive Bank Stock. After the completion of the reorganization, Computershare, Inc. will mail Transmittal Materials to those record holders of Company Stock whose shares are represented either in whole or in part by a Company Certificate or Company Certificates. The Transmittal Materials will describe how these record holders may submit to Computershare their Company Certificates. Company shareholders holding Company Certificates must deliver to Computershare properly completed and executed Transmittal Materials, including any Company Certificates, to receive a certificate representing an equivalent number of shares of Bank Stock or shares of Bank Stock in book-entry form. Upon the receipt of such properly completed and executed Transmittal Materials, including any Company Certificates, Computershare will issue to these record holders a certificate representing an equivalent number of shares of Bank Stock or will credit the accounts of these record holders with an equivalent number of shares of Bank Stock in book-entry form, as elected by record holders in their Transmittal Materials.

Record holders of Company Stock whose shares are held only in book-entry form will not receive Transmittal Materials from Computershare. The book-entry shares owned by these record holders will be automatically converted into an equivalent number of shares of Bank Stock in book-entry form, and their accounts will be credited accordingly.

Assumption of Equity-Based Plans and Awards, Non-Equity Performance Incentive Plan and Awards, and Employee Benefit Plans. The Bank will assume and continue all of the Company’s restricted stock, performance share, stock option and stock incentive plans and will also assume all stock- based awards that were granted by the Company and that are outstanding under those plans. As a result, each of the Company’s outstanding stock-based awards will be converted into similar stock-based awards that cover the same number of shares of the

Bank’s Stock, and with the same terms and conditions, including the same vesting, exercisability and other restrictions, which will not be affected by the reorganization. The Bank will also assume the Company’s non-equity performance incentive plan as well as any non-equity performance awards that are outstanding or accrued under this plan. In addition, the Bank will assume all of the Company’s employee benefit plans, including retirement, profit sharing, health and welfare plans and fringe benefit arrangements for its employees.

Assumption of Change in Control Awards. The Bank will assume the Company’s obligations under its change in control agreements with key officers, and the key officers will continue to be subject to the obligations and restrictive covenants included in the agreements. The reorganization is not a “change in control” under these agreements. No payments will be due under those agreements as a result of the reorganization.

Management and Operations After the Reorganization. After completion of the reorganization, the business of the Bank will remain unchanged. The Bank and the Company currently have the same directors, and it is expected that the Bank will continue to have the same directors, with the same terms of service, after the reorganization as the Company had immediately prior thereto. Officers of the Company immediately prior to the reorganization will hold the same positions and titles with the Bank following the reorganization. The offices and other business premises of the Bank will likewise continue to be occupied by the Bank, and the Bank will assume all of the contractual obligations of the Company.

The articles of incorporation and bylaws of the Bank are substantially similar to the articles of incorporation and bylaws of the Company as in effect immediately prior to the time of the reorganization. Immediately following the reorganization, the Bank will have the same outstanding capital stock with the same rights and privileges as the outstanding capital stock of the Company immediately prior to the reorganization. Immediately after the reorganization, the Bank will have substantially the same consolidated assets, liabilities and shareholders’ equity as the Company.

After the reorganization, the Bank’s board of directors will have the same corporate governance and oversight committees, including the Nominating and Corporate Governance Committee, the Audit Committee, the Executive Compensation and Stock Incentive Committee, and the Risk Management Committee, as the Company’s board of directors had immediately prior to the reorganization, including the same committee charters and committee chairmen as were in place prior to the reorganization.

The Bank will continue to be subject to regulation by the MDBCF and by the FDIC, whereas the Company is not itself directly subject to any bank regulatory requirements. Accordingly, (i) the Bank will be restricted in its ability to engage in certain types of activities that are not incidental or closely related to banking which the Company presently may engage in, (ii) certain transactions by the Bank will be subject to regulatory review or approval, including but not limited to increases or reductions in authorized shares of stock, issuance of preferred stock, issuance or retirement of debt instruments, reduction in the amount or retirement of any part of its common or preferred stock, changes of control, merger transactions with other depository institutions or bank holding companies, and certain types of activities that are incidental or closely related to banking, and (iii) the Bank’s operations and activities must conform to and comply with standards of safety and soundness as required by Mississippi and federal law and regulations. The Company is currently subject to regulation by the FRB; following the reorganization, the Bank will not be subject to FRB regulation (except such regulations as are made applicable to the Bank by law and regulations of the FDIC).

Pursuant to Section 3(a)(2) of the Securities Act, securities issued by the Bank, including the common stock to be issued in connection with the reorganization, are exempt from registration under the Securities Act. Following the reorganization, the Bank’s common stock will be registered under the Exchange Act, which vests the FDIC with the power to administer and enforce certain sections of the Exchange Act applicable to banks. Following the reorganization, the Bank will not be required to file periodic or current reports or other materials with the SEC but will be required to file such periodic and current reports and other materials required under the Exchange Act with the FDIC. Among other things, the Bank will file annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the FDIC and the NYSE, and the Bank’s executive officers, directors and certain shareholders will be subject to the reporting requirements and prohibition on short-swing profits under Section 16 of the Exchange Act. In connection with the reorganization and the registration of the Bank’s common stock under the Exchange Act, an application will be made to the SEC to de-register the Company’s common stock.

Interests of Company Executive Officers and Directors in the Reorganization

The executive officers and directors of the Company will hold the same offices with the Bank after the reorganization as they held with the Company prior to the reorganization, and will continue to be entitled to the same compensation and equity-based and other incentive awards as they held immediately prior to the reorganization. As such, other than their interest as Company shareholders, the executive officers and directors of the Company do not have any material interests created by or arising from the reorganization.

Conditions to the Reorganization

The respective obligations of the Company and the Bank to complete the reorganization are subject to various conditions prior to the reorganization. The conditions include the following:

•	approval and adoption of the plan of reorganization by the Company’s shareholders;

•	all required regulatory approvals must have been obtained and remain in full force and all statutory waiting periods must have expired or been terminated;

•	all required and advisable third-party consents must have been obtained;

•	the shares of Bank Stock must have been registered pursuant to the Exchange Act;

•	the shares of Bank Stock must have been authorized for listing on the NYSE; and

•	the completion of the reorganization must not be illegal or otherwise prohibited and no order, statute, law, regulation, judgment or restraining order preventing the completion of the reorganization shall be in effect.

The parties may waive conditions to their obligations, if permitted by law. Shareholder approval and regulatory approvals may not be legally waived.

Termination; Amendment

Pursuant to its terms, at any time prior to the completion of the reorganization, the plan of reorganization may be terminated and the reorganization abandoned for any reason by resolution of either of the Company’s or the Bank’s board of directors. The plan of reorganization may be amended or modified at any time, whether before or after its approval by the Company’s shareholders, by mutual agreement as authorized by the Company’s and the Bank’s boards of directors, except that, without prior Company shareholder approval, no amendment may be made after the special meeting that changes the amount or kind of shares the Company shareholders will receive under the plan of reorganization or that changes any of the other terms of plan of reorganization if the change would adversely affect such shareholders in any material respect.

Effect of Termination

If the plan of reorganization is terminated, it will become void and have no effect and the parties will be relieved of all obligations and liabilities thereunder.

Effective Time of the Reorganization

The parties expect that the reorganization will be completed late in the third quarter or in the fourth quarter of 2017, or as soon as possible after the receipt of all regulatory and shareholder approvals, the expiration of all regulatory waiting periods and the satisfaction or waiver of all other conditions to the completion of the reorganization. The reorganization will be legally completed by the filing of articles of merger with the MDBCF and the Mississippi Secretary of State. Neither the Company nor the Bank can provide any assurances, however, that the reorganization will close timely or at all.

Regulatory Approvals Required for the Reorganization

General

The Company will use commercially reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities that are necessary or advisable to complete the reorganization. This includes the approval of the FDIC and the MDBCF. The applications seeking approval from the FDIC and MDBCF were submitted by the Company and the Bank on August 4, 2017. The Company cannot provide assurance that such approval will be obtained or that there will not be any litigation challenging such approval.

The Company is not aware of any material governmental approvals or actions that are required prior to the reorganization other than those described below. The Company presently contemplates that it will seek any additional governmental approvals or actions that may be required; however, it cannot provide assurance that it will obtain any such additional approvals or actions.

FDIC

The Bank Merger Act of 1960, as amended requires the prior written approval of the FDIC before any insured depository institution may merge or consolidate with any noninsured bank or institution. The Bank Merger Act prohibits the FDIC from approving any proposed merger transaction that would result in a monopoly, or would further a combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. Similarly, the Bank Merger Act prohibits the FDIC from approving a proposed merger transaction the effects of which in any section of the country may be substantially to lessen competition, or tend to create a monopoly, or which in any other manner would be in restraint of trade, unless the FDIC finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In every proposed merger transaction, the FDIC must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the community to be served, and the risk to the stability of the U.S. banking or financial system. In addition, the FDIC must consider the effectiveness of each insured depository institution involved in the proposed merger transaction in combatting money-laundering activities, including in overseas branches. Under the Community Reinvestment Act of 1977, the FDIC also must take into account the record of performance of each bank in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by each bank.

Applicable regulations require publication of notice of an application for approval of a merger and an opportunity for the public to comment on the application in writing. Any merger approved by the FDIC may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the FDIC and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

MDBCF Approval

The reorganization is subject to the approval of the Mississippi Bank Commissioner and the Mississippi State Board of Banking Review after the Bank has filed a certificate of conversion (and related attachments, such as the articles of incorporation of the Bank), such as with the Mississippi Bank Commissioner, and the

Commissioner has presented her findings and recommendations to the Mississippi State Board of Banking Review for consideration, as prescribed by the Miss. Code Ann. Section 81-5-85. Upon approval by the Mississippi State Board of Banking Review, the Mississippi Bank Commissioner shall issue a certificate of authority to the applicant allowing the conversion to proceed.

Accounting Treatment

For accounting purposes, the reorganization will be treated as a combination of related interests. The capitalization, assets, liabilities, income and financial statements of the Bank immediately following the reorganization will be substantially the same as the consolidated capitalization, assets, liabilities, income and financial statements of the Company immediately prior to the reorganization, all of which will be shown on the Bank’s books at their historical recorded values.

Resale of Bank Stock

It is expected that the shares of Bank Stock to be issued to shareholders of the Company under the plan of reorganization will be listed on the NYSE and freely tradable by such shareholders without restriction.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

The following discussion describes the material U.S. federal income tax consequences of the reorganization to U.S. holders (as defined below) of Company Stock. The following discussion is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to the Company or the Bank of the reorganization, nor does it address U.S. federal taxes other than income taxes (such as gift or estate tax liability or the alternative minimum tax), state, local or non-U.S. taxes or the Medicare tax on “net investment income.”

The reorganization is intended to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. However, the Company and the Bank have not sought and will not seek any ruling from the IRS regarding any matters relating to the reorganization and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income-tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion regarding the U.S. federal income tax consequences of the reorganization addresses only those holders of Company Stock that hold their Company Stock as a capital asset within the meaning of Section 1221 of the Code, and does not address all the U.S. federal income-tax consequences that may be relevant to particular holders of Company Stock in light of their individual circumstances or to holders of Company Stock that are subject to special rules, including but not limited to:

•	financial institutions;

•	investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold Company Stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons who are not citizens or residents of the United States; or

•	holders who acquired their shares of Company Stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership (or other entity that is taxed as a partnership for U.S. federal income tax purposes) holds Company Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships that hold Company Stock should consult their tax advisors about the tax consequences of the reorganization to them.

The actual tax consequences of the reorganization to you may be complex and will depend on your specific situation and on factors that are not within the control of the Company or the Bank. You should consult your tax advisor as to the tax consequences of the reorganization in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. and other tax laws and of changes in those laws.

Tax Consequences of the Reorganization Generally

The reorganization is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming such tax treatment and subject to the limitations and qualifications described herein, the material U.S. federal income tax consequences of the reorganization to a U.S. holder of Company Stock will be as follows:

•	no gain or loss will be recognized by a U.S. holder of Company Stock on the receipt of Bank Stock in exchange for Company Stock pursuant to the reorganization;

•	the aggregate basis of Bank Stock received by a U.S. holder of Company Stock in the reorganization will be the same as the aggregate basis of the Company Stock for which it is exchanged; and

•	the holding period of Bank Stock received in exchange for shares of Company Stock will include the holding period of the Company Stock for which it is exchanged.

If a U.S. holder of Company Stock acquired different blocks of Company Stock at different times or at different prices, such U.S. holder’s basis and holding period in the Bank Stock received in the reorganization will be determined separately with respect to each block of Company Stock held, and the shares of Bank Stock received will be allocated pro rata to each such block of stock. A block generally consists of shares acquired at the same cost in a single transaction. U.S. holders should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of Bank Stock received in the reorganization.

Character and Treatment of Recognized Gain or Loss

To the extent that any gain or loss is recognized by a U.S. holder, such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the closing date of the reorganization, the holder’s holding period for the relevant shares is greater than one year. For U.S. holders of Company Stock that are non-corporate U.S. holders, long-term capital gain generally will be taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Payments of cash to a U.S. holder of Company Stock pursuant to the reorganization, if any, may, under certain circumstances, be subject to information reporting and backup withholding unless the U.S. holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its correct taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that U.S. federal income tax returns are timely and correctly filed with the IRS.

A U.S. holder of Company Stock who receives Bank Stock as a result of the reorganization will be required to retain records pertaining to the reorganization. Each U.S. holder of Company Stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives Bank Stock in the reorganization will be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth information regarding the parties to the reorganization, the date of the reorganization, such holder’s basis in the Company Stock surrendered and the fair market value of Bank Stock and cash received in the reorganization. A “significant holder” is a holder of Company Stock who, immediately before the reorganization, owned at least 5% of the outstanding capital stock of the Company.

This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any non-U.S., state or local tax consequences of the reorganization. Tax matters are very complicated, and the tax consequences of the reorganization to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or non-U.S. income or other tax consequences to you of the reorganization.

DESCRIPTION OF BANK CAPITAL STOCK AND COMPARISON OF SHAREHOLDERS’ RIGHTS

The following summary description of the material features of the capital stock of the Company is qualified in its entirety by reference to the applicable provisions of Mississippi law and by the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. The description of Company Stock contained in the Company’s Registration Statement on Form 8-A dated May 14, 1997, including any subsequently filed amendments and reports updating such description, is incorporated herein by reference.

As a result of the reorganization, Company shareholders will become shareholders of the Bank. The rights of shareholders of the Bank are governed by Mississippi law, certain federal laws governing banks and the Bank’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. This description and comparison of Bank capital stock and shareholder rights assumes that the Bank’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are approved by the MDBCF and are accepted for filing by the Mississippi Secretary of State. We urge you to read the applicable provisions of the Bank’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws carefully and in their entirety. Copies of the Company’s governing documents have been filed with the SEC and copies of the Bank’s governing documents will be filed with the FDIC. Copies of the Company’s and the Bank’s governing documents will be sent to holders of shares of Company Stock upon written request.

Authorized and Outstanding Capital Stock

The authorized capital stock of both the Company and the Bank consists of 500,000,000 shares of common stock, $2.50 par value per share, and 500,000,000 shares of preferred stock, $0.01 par value per share. As of the record date of the special meeting, [●], 2017, the Company had [●] shares of Company Stock issued and outstanding held by approximately [●] holders of record, and the Bank had one share of Bank Stock issued and outstanding, all of which were owned by the Company. As of [●], 2017, the Bank had no outstanding options or restricted stock awards. As of the date of this Proxy Statement/Prospectus, neither the Company nor the Bank had any shares of preferred stock outstanding.

Under Mississippi law, the authorization, and issuance in certain cases, of capital stock by the Bank will require the prior approval of the Commissioner of the MDBCF. In contrast to the Bank, the Company may authorize and issue shares of capital stock without obtaining the prior approval of the Commissioner. The offer and sale of capital stock of the Company is subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); conversely, offers and sales of capital stock of the Bank are exempt from those registration requirements.

Common Stock

General. Each share of Company Stock and Bank Stock has the same relative rights as, and is identical in all respects to, each other share of Company Stock and Bank Stock, respectively. Company Stock currently is, and Bank Stock is currently expected to be, traded on the NYSE under the symbol “BXS.” The transfer agent for Company Stock is, and the transfer agent for Bank Stock will be, Computershare which has its principal office at 250 Royall Street, Canton, Massachusetts 02021.

Dividends. The Company’s shareholders are entitled to receive dividends or distributions that its board of directors may declare out of funds legally available for those payments. The payment of distributions by the Company is subject to the restrictions of Mississippi law applicable to the declaration of distributions by a Mississippi corporation. Under Mississippi law, the Bank is required to obtain the written approval of the Commissioner of Banking and Consumer Finance before it can declare or pay any dividend on its common stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company or the Bank, the holders of shares of their common stock will be entitled to receive, after payment of all debts and liabilities of the

Company or the Bank, as applicable, and after satisfaction of all liquidation preferences applicable to any preferred stock, all remaining assets of the Company or the Bank, as applicable, available for distribution in cash or in kind.

Voting Rights. The holders of Company Stock and Bank Stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and shareholders do not have the right to accumulate their votes in the election of directors.

Directors and Classes of Directors. The Company’s and the Bank’s boards of directors is divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Currently, the Company board consists of 11 directors. The Amended and Restated Articles of Incorporation of Company provide that any director may be removed for cause by the affirmative vote of a majority of the entire Board of Directors of Company or by affirmative vote of the holders of not less than a majority of the voting stock of Company. The Amended and Restated Articles of Incorporation of the Bank provide that a director may be removed for cause by the affirmative vote of a majority of the entire Board of Directors of the Bank or by the affirmative vote of a majority of the shareholders of the Bank. The Company and the Bank both provide that shareholders may remove a director without cause by an affirmative vote of the holders of not less than sixty-seven (67%) of the outstanding voting stock. The Amended and Restated Articles of Incorporation of the Company limit “cause” to final conviction of a felony, unsound mind, adjudication of bankruptcy, nonacceptance of office or prejudicial to the interest of the Company. The Amended and Restated Articles of Incorporation for the Bank provide that “cause” means the final conviction of a felony, unsound mind, conduct prejudicial to the interest of the Bank, or suspension and/or temporary prohibition from participating in the affairs of the Bank by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act or other similar law or regulation.

No Preemptive Rights; Redemption and Assessment. Holders of shares of Company Stock and Bank Stock are not entitled to preemptive rights with respect to any shares that may be issued. Shares of Company Stock and Bank Stock are not subject to redemption or any sinking fund, and the outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

The board of directors of the Company is empowered to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable without shareholder approval. The Company board is also authorized to fix the designations, voting, conversion, preference and other relative rights, qualifications and limitations of any such series of preferred stock.

The Company board of directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Company Stock and, under certain circumstances, discourage an attempt by others to gain control of the Company.

The creation and issuance of any series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, then existing market conditions and other factors that, in the judgment of the Company board, might warrant the issuance of preferred stock.

The Bank may, with the approval of the Mississippi Comptroller, and by a vote of stockholders owning a majority of the stock of the Bank, pursuant to action taken by its boards of directors, issue preferred stock of one or more classes in such amount and with such par value as shall be approved by the said Comptroller, and may make such amendments to its articles of incorporation as may be necessary for this purpose.

The holders of such preferred stock shall be entitled to receive such cumulative dividends at a stipulated rate and shall have such voting and conversion rights and such control of management, and such stock shall be subject to retirement in such manner and upon such conditions as may be provided in the articles of incorporation, with the approval of the state comptroller. The holders of such preferred stock shall not be held individually responsible as such holders for any debts, contracts or engagements of the Bank, and shall not be liable for assessments to restore impairments in the capital of the Bank as provided by law with reference to the holders of common stock.

No dividend shall be declared or paid on common stock until the cumulated dividends on the preferred stock shall have been paid in full; and, if the Bank is placed in either voluntary or involuntary liquidation, no payment shall be made to the holders of the common stock until the owners of the preferred stock shall have been paid in full the par value of such preferred stock plus all accumulated dividends.

Liability and Indemnification of Directors and Officers

As permitted by the MBCA, the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the Bank each contain provisions that indemnify their directors and officers to the full extent permitted by Mississippi law and eliminate the personal liability of directors and officers for monetary damages to the Company, the Bank or their shareholders for breach of their fiduciary duties, except to the extent such indemnification or elimination of liability is prohibited by Mississippi law. These provisions do not limit or eliminate the rights of the Company, the Bank or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the Bank provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. The Company and the Bank have limited its exposure to liability for indemnification of directors and officers by purchasing directors’ and officers’ liability insurance coverage.

The Bank Stock is Not Insured by the FDIC

Bank Stock is not a deposit or a savings account and is not insured or guaranteed by the FDIC or any other government agency.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The Company and the Bank are Mississippi corporations subject to the provision of the MBCA. The rights of shareholders of the Company and the Bank are governed by their respective Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. Upon completion of the reorganization, Company shareholders will become shareholders of the Bank and as such, their shareholder rights will be governed by the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Bank and will continue to be governed by the MBCA.

The following is a summary of the material differences in the rights of shareholders of the Company and the Bank, but it is not a complete statement of all those differences. Shareholders should read carefully the relevant provisions of the MBCA and the respective Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the Bank. This summary is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the Bank and to the provisions of the MBCA.

Authorized Capital Stock

The Bank is authorized to issue (i) five hundred million (500,000,000) shares of common stock, all one class having a par value of $2.50 per share, and (ii) five hundred million (500,000,000) shares of preferred stock, having a par value of $0.01 per share. The Company is authorized to issue the same number of shares of common stock and preferred stock as the Bank. Both the Company’s and the Bank’s boards of directors are granted identical authority to issue one or more series of preferred stock.

Dividend Rights

The holders of Company Stock and Bank Stock are entitled to share ratably in dividends when and as declared by their respective boards of directors out of funds legally available therefor. The Bank’s Amended and Restated Bylaws provide that they may be subject to certain limitations prescribed by applicable law and regulations, including but not limited to, no dividends shall be paid to holders of Bank Stock unless the Bank has received written approval by the Commissioner of Banking and Consumer Finance.

Voting Rights

The holders of both Company Stock and Bank Stock entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. No shareholder will be allowed to vote at any meeting, either in person or by proxy, unless he or she is a shareholder of record.

Directors and Classes of Directors

Both the boards of directors of the Company and the Bank are divided into three (3) classes of as nearly equal size as possible, with directors serving staggered three-year (3) terms. The number of directors may consist of not less than nine (9) nor more than fifteen (15), the exact number to be fixed and determined from time to time by resolution of a majority of the entire board of directors.

Anti-takeover Provisions

Certain provision of the MBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the Bank may discourage attempts to acquire control of the Company and the Bank, respectively, that the majority of either company’s shareholders may determine was in their best interest. The provisions also may render the removal of one or all directors more difficult or deter or delay corporate changes of control that the Company and Bank boards do not approve.

Classified Board of Directors

The provisions of the Amended and Restated Articles of Incorporation of the Company and the Bank providing for classification of their respective boards of directors into three (3) separate classes may have certain anti-takeover effects. For example, at least two (2) annual meetings of shareholders may be required for the shareholders to replace a majority of the directors serving on each company’s board of directors.

Authorized Preferred Stock

The Amended and Restated Articles of Incorporation of the Company and the Bank authorize the issuance of preferred stock. The Company and Bank boards may, subject to application of Mississippi law and federal banking regulations, authorize the issuance of preferred stock at such times, for such purposes and for such consideration as either board may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of the Company and the Bank by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction.

Removal of Directors

The Company’s and the Bank’s boards of directors is divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Currently, the Company board consists of eleven directors. The Amended and Restated Articles of Incorporation of the Company provide that any director may be removed for cause by the affirmative vote of a majority of the entire Board of Directors of the Company or by affirmative vote of the holders of not less than a majority of the voting stock of the Company. The Amended and Restated Articles of Incorporation of the Bank provide that a director may be removed for cause by the affirmative vote of a majority of the entire Board of Directors of the Bank or by the affirmative vote of a majority of the shareholders of the Bank. The Company and the Bank both provide that shareholders may remove a director without cause by an affirmative vote of the holders of not less than sixty-seven (67%) of the outstanding voting stock.

The Amended and Restated Articles of Incorporation of the Company limit “cause” to final conviction of a felony, unsound mind, adjudication of bankruptcy, nonacceptance of office or prejudicial to the interest of the Company. The Amended and Restated Articles of Incorporation of the Bank provide that “cause” means the final conviction of a felony, unsound mind, conduct prejudicial to the interest of the Bank, or suspension and/or temporary prohibition from participating in the affairs of the Bank by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act or other similar law or regulation.

Special Meetings of Shareholders

The Amended and Restated Articles of Incorporation of the Company provide that special meetings of the shareholders may be called by the Chief Executive Officer or the Secretary, or the holders of not less than twenty (20%) of all the shares entitled to vote at such meeting.

The Amended and Restated Articles of Incorporation of the Bank provide that special meetings of the shareholders, unless otherwise required by law, may be called at any time by the Chairman, Chief Executive Officer or Secretary and shall be called by the Chairman, Chief Executive Officer or Secretary at the request in writing of a majority of the Bank’s board of directors or of shareholders owning not less than twenty percent (20%) of all the shares of capital stock of the Bank issued and outstanding and entitled to vote at such meeting. Further, such written request must state the purpose or purposes for which the meeting is called and the person or person calling the meeting.

For both the Company and the Bank, a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business at a special shareholders’ meeting.

Approval of Certain Transactions

The Amended and Restated Articles of Incorporation of the Company and the Bank require an affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock in the event that the boards of directors do not recommend to the shareholders a vote in favor of (a) a merger or consolidation with, or (b) a sale, exchange or lease of all or substantially all of the assets to, any person or entity.

Shareholder Nominations and Proposals

The Amended and Restated Bylaws of the Company require a shareholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a shareholder meeting, to deliver timely written notice of such business to the Secretary of the Company not earlier than the date which is one hundred twenty (120) calendar days nor later than the date which is ninety (90) calendar days before the first anniversary of the date on which the Company first mailed its proxy statement to shareholders in connection with the prior year’s annual meeting of shareholders. However, if the Company did not hold an annual meeting during the previous year, or if the date of the applicable year’s annual meeting has been changed by more than thirty (30) calendar days from the first anniversary of the date of the previous year’s annual meeting, then a shareholder’s notice must be received by the Secretary not earlier than the date which is one hundred twenty (120) calendar days before the date on which the Company first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting and not later than the date of the later to occur of (i) ninety (90) calendar days before the date on which the Company first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting of shareholders or (ii) ten (10) calendar days after the Company’s first public announcement of the date of the applicable year’s annual meeting of shareholders. The Amended and Restated Bylaws of the Bank contain an identical provision relating to the timing and mechanics of shareholder nomination and proposals.

The notice provisions in the Amended and Restated Bylaws of the Company and the Bank require each corporations’ shareholders who desire to raise new business to provide certain information to the corporation concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the corporation with certain information concerning the nominee and the proposing shareholder. Such requirements may discourage each corporation’s shareholders from submitting nomination and proposals.

Amendments to Articles of Incorporation and Bylaws

The Amended and Restated Bylaws of the Company provide that, unless otherwise required by the Amended and Restated Articles of Incorporation of the Company or a bylaw adopted by the shareholders or by law, the Amended and Restated Bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.

The Amended and Restated Bylaws of the Bank provide that the board of directors may amend or repeal the Amended and Restated Bylaws, unless (i) the Amended and Restated Articles of Incorporation or applicable law reserves this power exclusively to shareholders in whole or in part; or (ii) the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended and repealed by the board of directors.

The Amended and Restated Articles of Incorporation of the Company and the Bank are silent on voting requirements to amend its articles. Accordingly, any amendment that requires shareholder approval must be approved by the shareholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the amendment exists, and, if any class or series of shares is entitled to vote as a separate group on the amendment, the approval of each such separate voting group at a meeting at which a quorum of the voting group consisting of at least a majority of the votes entitled to be cast on the amendment by that voting group exists.

Election of Directors

The Amended and Restated Bylaws of the Bank provide that directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which quorum is present. The Amended and Restated Bylaws of the Company are silent with regard to plurality of votes.

Appraisal Rights

The Company is a Mississippi corporation that is governed by the MBCA. Under this Act, Company shareholders are not entitled to appraisal or dissenters’ rights in connection with the reorganization. Pursuant to Section 17-4-13.02 of the MBCA, appraisal rights are not available to holders of shares of any class or series of shares which are listed on the NYSE or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are not so listed or designated, but has at least two thousand (2,000) shareholders and the outstanding shares of such class or series has a market value of at least Twenty Million Dollars ($ 20,000,000.00) (exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent (10%) of such shares).

Elimination of Certain Liabilities of Directors

Pursuant to the Amended and Restated Articles of Incorporation of the Company, a director of the Company shall not be personally liable to the corporation or its shareholders for money damages for any actions taken, or failure to take action, as a director, except for liability for: (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Company or its shareholders; (iii) a violation of Section 79-4-8.33 of the MBCA; or (iv) an intentional violation of criminal law.

Pursuant to the Amended and Restated Articles of Incorporation of the Bank, a director of the Bank shall not be held personally liable to the Bank or its successor, or the shareholders thereof, for monetary damages unless the director or officer acted in a grossly negligent manner.

INFORMATION ABOUT THE COMPANIES

General

BancorpSouth, Inc., a Mississippi corporation, is the parent bank holding company for BancorpSouth Bank, a Mississippi state banking corporation. The Company’s common stock trades on the NYSE under the symbol “BXS.” At June 30, 2017, the Company had consolidated total assets of approximately $14.8 billion, total deposits of approximately $11.9 billion and total common shareholders’ equity of approximately $1.7 billion.

The Bank conducts general commercial banking, trust and insurance business through 234 offices located in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee, Texas and Illinois. The Bank and its subsidiaries provide a range of financial services to individuals and small-to-medium size businesses. The Bank also operates an insurance agency subsidiary which engages in sales of insurance products. The Bank’s wealth management department offers a variety of services, including investment brokerage services, personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions. All of the Bank’s assets are located in the United States and substantially all of its revenue is generated from external customers living within the United States.

The principal executive offices of the Company and the Bank are located at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804, and the telephone number is (662) 680-2000.

Security Ownership of Management and Principal Shareholders of the Company

The table below sets forth certain information, as of [●], 2017 (except as otherwise specified), with respect to the beneficial ownership of our common stock by (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each director and nominee for director as of the date of this proxy statement/offering circular, (3) the chief executive officer, chief financial officer, chief operating officer, chief development officer and chief credit officer (collectively, the “Named Executive Officers”) and (4) all of our directors and executive officers as a group. As of [●], 2017, [●] shares of our common stock were outstanding. Our Stock Ownership Guidelines generally require our directors and Named Executive Officers to beneficially own a minimum number of shares of our common stock. The number of shares of common stock owned by each officer and director reflected in the table below includes such shares. We relied on information supplied by our directors and executive officers and public filings made by beneficial owners for purposes of this table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
BancorpSouth, Inc. 401(k) Profit-Sharing Plan	3,817,024		4.06%
Blackrock, Inc.	8,765,147	(3)	9.3%
Silvercrest Asset Management Group LLC	4,761,186	(4)	5.1%
The Vanguard Group	6,633,189	(5)	7.08%
Chris A. Bagley	132,827		*
Gus J. Blass III	136,191	(6)	*
Shannon A. Brown	2,336		*
James E. Campbell III	141,392		*
Deborah M. Cannon	8,507		*
James R. Hodges	79,316	(7)	*
Warren G. Hood, Jr.	22,708		*
Keith J. Jackson	23,122		*
Larry G. Kirk	47,180		*
Guy W. Mitchell III	59,171		*
Alan W. Perry	102,946		*
William L. Prater (8)	53,367		*
James D. Rollins III	287,791		*
Thomas R. Stanton	—		*
W. James Threadgill, Jr. (9)	54,232		*
All directors and executive officers as a group (17 persons) (10)	2,337,343		[●] %

*	Less than 1%.
(1)	The address of each person or entity listed, other than Blackrock, Inc., the Silvercrest Asset Management Group, LLC and The Vanguard Group is c/o BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022. The address of Silvercrest Asset Management Group, LLC is 1330 Avenue of the Americas, 38th Floor New York, NY 10019. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(2)	Beneficial ownership is deemed to include shares of common stock that an individual has a right to acquire within 60 days of [●], 2017 (except as otherwise specified).

Information in the table for individuals also includes shares held for their benefit in our 401(k) Profit-Sharing Plan, and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him or her pursuant to applicable law.

(3)	Based on shares beneficially owned by BlackRock, Inc. as set forth in a Schedule 13G/A dated as of January 18, 2017 and filed with the SEC on January 19, 2017. BlackRock, Inc. reported that it possesses sole voting power with respect to 8,572,219 of such shares and sole dispositive power with respect to 8,765,147 of such shares.
(4)	Based on shares beneficially owned by Silvercrest Asset Management Group LLC as set forth in a Schedule 13G dated as of February 14, 2017 and filed with the SEC on February 14, 2017. Silvercrest Asset Management Group LLC reported that it possesses sole voting power with respect to none of such shares and sole dispositive power with respect to none of such shares.
(5)	Based on shares beneficially owned by The Vanguard Group as set forth in a Schedule 13G/A dated as of February 9, 2017 and filed with the SEC on February 10, 2017. The Vanguard Group reported that it possesses sole voting power with respect to 103,001 of such shares and sole dispositive power with respect to 6,525,904 of such shares.
(6)	Includes 5,518 shares held in a trust of which Mr. Blass is the trustee for the benefit of his son, of which Mr. Blass disclaims beneficial ownership.
(7)	Mr. Hodges has announced his intention to retire from the Company and the Bank effective as of October 6, 2017.
(8)	The information provided for Mr. Prater, a Named Executive Officer who retired from the Company and the Bank effective as of March 10, 2017, is based on the Company’s records as updated by any filings with the SEC made by Mr. Prater since his retirement date.
(9)	The information provided for Mr. Threadgill, a Named Executive Officer who retired from the Company and the Bank effective as of January 2, 2017, is based on the Company’s records as updated by any filings with the SEC made by Mr. Threadgill since his retirement date.
(10)	Because Messrs. Prater and Threadgill are no longer executive officers of the Company, their beneficial ownership of the Company’s shares is not reflected in this aggregate amount. The shares beneficially owned by John G. Copeland, who became the Company’s Chief Financial Officer as of May 15, 2017, are included in this aggregate amount.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Because the Company and the Bank anticipate that the reorganization will be completed late in the third quarter or in the fourth quarter of 2017, the Company does not intend to hold a 2018 annual meeting of shareholders. However, if the reorganization is not completed within that time period and the Company holds a 2018 annual meeting of shareholders (the “2018 Annual Meeting”), Company shareholders may submit proposals on matters appropriate for shareholder action at that meeting in accordance with Rule 14a-8 of the Exchange Act. In addition, the Company’s Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.

If there is a 2018 Annual Meeting, Company shareholders who want to include a proposal in the definitive proxy statement for the 2018 Annual Meeting must comply with Rule 14a-8 of the Exchange Act and the procedures set forth in the Company’s Amended and Restated Bylaws which were filed with the SEC on April 27, 2016 as Exhibit 3.2 to a Current Report on Form 8-K. and which are incorporated herein by reference.

If there is a 2018 Annual Meeting, Company shareholders who intend to raise a proposal to be acted upon at the 2018 Annual Meeting, but who do not desire to include the proposal in the definitive proxy statement for the 2018 Annual Meeting, must comply with the procedures set forth in the Company’s Amended and Restated Bylaws which were filed with the SEC on April 27, 2016 as Exhibit 3.2 to a Current Report on Form 8-K. and which are incorporated herein by reference.

Management of the Bank anticipates holding a meeting of its shareholders in or around April of each year.

WE URGE YOU TO SIGN THE ENCLOSED PROXY AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE.

Appendix A

AMENDED AND RESTATED

AGREEMENT AND PLAN

OF REORGANIZATION

BY AND BETWEEN

BANCORPSOUTH, INC.

AND

BANCORPSOUTH BANK

DATED AS OF AUGUST 15, 2017

EXECUTION

AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is dated as of August 15, 2017, by and between BancorpSouth, Inc. (the “Company”), a Mississippi corporation, and BancorpSouth Bank (the “Bank”), a Mississippi-chartered bank and wholly-owned subsidiary of the Company. The Company or the Bank may be referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, the Parties entered into that certain Agreement and Plan of Reorganization, dated as of July 26, 2017 (the “Original Agreement”), which sets forth, among other things, the terms and conditions pursuant to which the Company will merge with and into the Bank, all as more specifically provided herein; and

WHEREAS, the Parties desire to enter into this Agreement to amend and restate certain of the terms and conditions of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 Merger. At the Effective Time (as defined herein), the Company shall be merged with and into the Bank (the “Merger”). The Bank shall be the surviving entity resulting from the Merger (which, as the surviving entity, is hereinafter referred to as the “Surviving Entity” whenever reference is made to it at or after the Effective Time), and shall continue to be a Mississippi-state chartered bank. As a result of the Merger, the separate existence of the Company shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of the Company shall be vested in and assumed by the Surviving Entity. The Merger shall have all other effects set forth in the applicable provisions of the Mississippi Business Corporation Act (the “MBCA”) and the Mississippi Code of 1972 (the “Code”).

1.2 Effective Time. The Merger shall be effected by the filing of a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Mississippi, in accordance with the MBCA, and with the Mississippi Department of Banking and Consumer Finance (the “Department”), in accordance with the Code. The “Effective Time” means the date and time at which the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Mississippi and the Department, or as otherwise stated in the Certificate of Merger, in accordance with the MBCA and the Code.

1.3 Time and Place of Closing. Unless otherwise mutually agreed in writing by the Parties hereto, the closing for the Merger (the “Closing”) shall take place at the offices of the Bank, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804, at 5:00 p.m., Central time, on a date to be mutually agreed upon by the Parties hereto, which shall be no later than the sixth (6th) business day following the satisfaction or waiver in accordance with this Agreement of all conditions set forth in ARTICLE IV. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

1.4 Organizational Documents of Surviving Entity. At the Effective Time and until thereafter amended as provided therein and in accordance with applicable law, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Bank as in effect immediately prior to the Effective Time shall be the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Surviving Entity.

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1.5 Directors and Officers. At the Effective Time and until thereafter changed in accordance with the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Surviving Entity, the directors of the Surviving Entity shall be the directors of the Bank immediately prior to the Effective Time, and the officers of the Surviving Entity shall be the officers of the Bank serving in such positions immediately prior to the Effective Time.

ARTICLE II

CONVERSION OF SHARES

2.1 Conversion of Shares.

(a) At the Effective Time, and without any action on the part of the Company, the Bank, the Surviving Entity or the holders of any of the shares of common stock of the Company, par value $2.50 per share (“Company Stock”), each share of Company Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued, fully paid, and nonassessable share of common stock of the Bank, par value $2.50 per share (“Surviving Entity Stock”). Any fraction of a share of Company Stock shall be converted into the right to receive the same fraction of a share of Surviving Entity Stock.

(b) Each share of Bank Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and cease to exist, and no consideration shall be delivered in exchange therefor.

(c) From and after the Effective Time, the holders of certificates which represent shares of Company Stock prior to the Effective Time shall be entitled to receive new certificates evidencing an equivalent number of shares of Surviving Entity Stock or an equivalent number of shares of Surviving Entity Stock in book-entry form by complying with such reasonable and customary procedures as may be established by the Surviving Entity and/or its transfer agent to effectuate the intent and purposes of this Section 2.1(c).

2.2 Other Rights to Company Stock and Employee Benefit Plans. Upon and by reason of the Merger becoming effective:

(a) All Equity Awards (as defined below) to acquire Company Stock that have been granted by the Company pursuant any of the Company Equity Incentive Plans (as defined below) shall be assumed by the Surviving Entity with the same terms and conditions and for the same number of shares of Surviving Entity Stock, with appropriate adjustments to reflect the Merger with respect to: (i) the class and number of shares of Surviving Entity Stock subject to replacement awards; and (ii) the class and number of shares and the price per share of the Surviving Entity Stock subject to options that are assumed by the Surviving Entity. Such adjustments shall be made in a manner that satisfies the requirements of an assumption described in Treas. Reg. § 1.424-1 and Treas. Reg. § 1.409A-1(b)(5)(v)(D).

(b) The Surviving Entity shall assume and continue the Company Equity Incentive Plans in a manner that shall provide for a sufficient number of shares of Surviving Entity Stock to: (i) provide for the issuance of Surviving Entity Stock under the awards that are described in paragraph (a) above to replace the Equity Awards; and (ii) provide a balance of shares of Surviving Entity Stock that are available for future awards that is equivalent to the number of shares that are available for awards under the Company Equity Incentive Plans at the Effective Time.

(c) The Surviving Entity shall assume and continue the Company Performance Incentive Plan (as defined below) in order to provide awards that are described therein, including performance-based incentive

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awards that are similar to the Non-Equity Awards (as defined below). The Surviving Entity shall assume all terms and obligations of the Company under the outstanding Non-Equity Awards to participants in the Company Performance Incentive Plan.

(d) The Surviving Entity shall assume and continue all terms and obligations of the Company under the Equity Award agreements entered into between the Company and each participant in the Company Equity Incentive Plans. Such Equity Award agreements shall apply to awards that are assumed by the Surviving Entity in the Merger under this Section 2.2 under the Company Equity Incentive Plans. With respect to shares of Company Stock that have been issued under the Company Equity Incentive Plans that are subject to restrictions as set forth on the applicable Equity Award agreements, such shares shall be deemed to be shares of Surviving Entity Stock that are subject to the same terms, conditions and restrictions. Outstanding certificates or other evidence of ownership representing shares of the Company Stock awarded with such restrictions under the Company Equity Incentive Plans shall thereafter represent shares of Surviving Entity Stock with such terms, conditions and restrictions as originally awarded by the Company.

(e) The Surviving Entity shall assume and continue all employee benefit plans and arrangements of the Company, including but not limited to the Company’s tax-qualified and non-qualified retirement plans, health and welfare benefit plans, fringe benefit programs, deferred compensation arrangements, separation and retirement agreements, and change in control agreements.

(f) From time to time, as and when required by the provisions of any agreement to which Surviving Entity or Company shall become a party after the date hereof providing for the issuance of shares of common stock or other equity securities of Surviving Entity or Company in connection with a merger into Surviving Entity or any other banking institution or other corporation, Surviving Entity shall issue in accordance with the terms of any such agreement shares of Surviving Entity Stock or other equity securities as required by such agreement or in substitution for the shares of Company Stock or other equity securities of Company required to be issued by such agreement, as the case may be, which the shareholders of any other such banking institution or other corporation shall be entitled to receive by virtue of any such agreement.

(g) For purposes of this Section 2.2, the terms “Company Equity Incentive Plans,” “Company Performance Incentive Plan” “Equity Awards,” and “Non-equity Awards” shall have the meanings provided below:

(i) “Company Equity Incentive Plans” means all equity incentive compensation plans of the Company and any of its predecessors that provide for the acquisition of Company Stock and are effective at the Effective Time, including the BancorpSouth, Inc. Long-Term Equity Incentive Plan and the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

(ii) “Company Performance Incentive Plan” means the BancorpSouth, Inc. Executive Performance Incentive Plan.

(iii) “Equity Awards” means all equity incentive awards (including but not limited to restricted stock, performance share awards and stock options) issued under the Equity Incentive Plans by the Company that are outstanding at the Effective Time.

(iv) “Non-Equity Awards” means performance based incentive awards issued under the Company Performance Incentive Plan and payable in cash.

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ARTICLE III

REGULATORY AND OTHER MATTERS

3.1 Meeting of Company Shareholders. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders Meeting”), which may be an annual or special meeting, for the purpose of considering and voting upon approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger (“Company Shareholder Approval”), and for such other purposes as may be, in the Company’s reasonable judgment, necessary or desirable. Through its Board of Directors, the Company shall recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, and shall use its commercially reasonable efforts to obtain such Company Shareholder Approval.

3.2 Proxy Statement/Offering Circular. For the purpose of holding the Company Shareholders Meeting, the Company shall draft and prepare, and the Bank shall cooperate in the preparation of, a proxy statement. For the purpose of offering Surviving Entity Stock to Company shareholders, the Bank shall draft and prepare, and the Company shall cooperate in the preparation of, an offering circular.

3.3 Regulatory Approvals. The Company and the Bank shall cooperate fully and use all reasonable efforts to promptly prepare and submit all necessary applications, filings, registrations, notices and certificates to procure any other consents, approvals or authorizations of any governmental entity, including the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”) and the Department, that are required to be made or obtained in connection with or for the consummation of the transactions contemplated by this Agreement, including the Merger (collectively, the “Regulatory Approvals”).

3.4 Registration of Bank Stock. As soon as practicable after the execution of this Agreement, the Bank shall prepare and file with the FDIC a registration statement or such other filing as required by the FDIC (the “Registration Statement”) to register the Surviving Entity Stock under the Securities Exchange Act of 1934, and will use its commercially reasonable efforts to cause the Registration Statement to become effective.

3.5 Listing of Bank Stock. As soon as practicable after the execution of this Agreement, the Bank shall prepare and submit all applications, filings, registrations, notices and certificates that are necessary or appropriate to list the Surviving Entity Stock on the New York Stock Exchange.

3.6 Tax Treatment. The Parties hereto acknowledge that the Merger is intended to constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code, and shall file all tax returns consistent with such treatment. Each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, for such treatment.

ARTICLE IV

CONDITIONS OF MERGER

4.1 Conditions Precedent. The obligations of the Parties to this Agreement to consummate the Merger and the transactions contemplated hereby shall be subject to fulfillment or waiver by the Parties hereto at or prior to the Effective Time of each of the following conditions:

(a) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby;

4

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(b) This Agreement and the transactions contemplated hereby shall have received the Company Shareholder Approval.

(c) All Regulatory Approvals required to consummate the Merger in the manner contemplated herein shall have been obtained and shall remain in full force and all statutory waiting periods in respect thereof shall have expired or been terminated.

(d) All third-party consents and approvals required, or deemed by the Board of Directors of the Company advisable, to be obtained under any material note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, plan, instrument or obligation to which Company or any subsidiary or affiliate of Company is a party, or by which Company or any subsidiary or affiliate of Company, or any property of Company or any subsidiary or affiliate of Company, may be bound, in connection with the Merger and the transactions contemplated thereby, shall have been obtained by Company or its subsidiary or affiliate, as the case may be. The Registration Statement covering the shares of Surviving Entity Stock to be delivered to the shareholders of the Company pursuant to this Agreement shall have been, if required, approved by the FDIC, and no proceeding by the FDIC to suspend the effectiveness of the Registration Statement shall have been initiated or continuing, or have been threatened and be unresolved.

(e) The shares of Surviving Entity Stock to be delivered to the shareholders of the Company pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange.

ARTICLE V

TERMINATION, AMENDMENT AND WAIVER

5.1 Termination. This Agreement may be terminated at any time prior to the completion of the filing of the Certificate of Merger with the Secretary of State of the State of Mississippi or the Department by appropriate resolution of the Board of Directors of either the Company or the Bank for any reason which the Parties hereto deem appropriate.

5.2 Amendment and Waiver. Subject to applicable law, at any time prior to the Effective Time (whether before or after receipt of Company Shareholder Approval), the Parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, or (b) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, there may not be, without further approval of such shareholders, any amendment of this Agreement which (i) changes the amount or kind of shares the Company shareholders shall receive under this Agreement, or (ii) changes any of the other terms or conditions of this Agreement if the change would adversely affect such shareholders in any material respect. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

5.3 Other Obligations. Company and Bank agree that all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto existing prior to the Effective Time in favor of current or former directors or officers of Company as provided in Company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, under law or by any existing indemnification agreements or arrangements of Company shall survive the Merger and become the obligations of the Surviving Entity.

5

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ARTICLE VI

MISCELLANEOUS

6.1 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral.

6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.3 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties hereto shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Mississippi.

6.5 Headings; Articles and Sections. The descriptive headings contained in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

6.6 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The Parties hereto acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

[Signature Page Follows]

6

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the date first set forth above.

BANCORPSOUTH, INC.

By:	/s/ James D. Rollins III
Name: James D. Rollins III
Title: Chairman and Chief Executive Officer

BANCORPSOUTH BANK

By:	/s/ James D. Rollins III
Name: James D. Rollins III
Title: Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Reorganization]

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IMPORTANT SPECIAL MEETING INFORMATION 000004
000000000.000000 ext 000000000.000000 ext
ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
MR A SAMPLE Electronic Voting Instructions
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A Proposal 1 — The Board of Directors recommends a vote FOR approval of the resolution to approve the Amended and Restated Agreement and Plan of Reorganization.
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Note: We may conduct such other business as may properly come before the Special Meeting of Shareholders to be held on , 2017 or any postponement or adjournment thereof.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
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BancorpSouth, Inc. – Special Meeting , 2017 YOUR VOTE IS IMPORTANT!
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REVOCABLE PROXY — BancorpSouth, Inc. + Notice of Special Meeting of Shareholders
Proxy Solicited on Behalf of the Board of Directors for Special Meeting — , 2017
James D. Rollins III and John Copeland (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of BancorpSouth, Inc. to be held on , 2017 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any postponement or adjournment thereof.
(Items to be voted appear on reverse side.)
B Non-Voting Items
Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. +

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IMPORTANT SPECIAL MEETING INFORMATION
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Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Special Meeting Proxy Card (Revocable)
q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
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A Proposal 1 — The Board of Directors recommends a vote FOR approval of the resolution to approve the Amended and Restated Agreement and Plan of Reorganization.
For Against Abstain
1. Approval of resolution to approve the Amended and Restated Agreement and Plan of Reorganization.
Note: We may conduct such other business as may properly come before the Special Meeting of Shareholders to be held on , 2017 or any postponement or adjournment thereof.
1UPX 3456742 +
02NZ3B

BancorpSouth, Inc. – Special Meeting , 2017 YOUR VOTE IS IMPORTANT!
Special Meeting materials are available online at: www.edocumentview.com/bxs
q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
REVOCABLE PROXY — BancorpSouth, Inc. + Notice of Special Meeting of Shareholders
Proxy Solicited on Behalf of the Board of Directors for Special Meeting — , 2017
James D. Rollins III and John Copeland (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of BancorpSouth, Inc. to be held on , 2017 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any postponement or adjournment thereof.
(Items to be voted appear on reverse side.)
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD. +